UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2016

FluoroPharma Medical, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-151381	20-8325616
(Commission File Number)	(IRS Employer Identification No.)

8 Hillside Avenue, Suite 108
Montclair, NJ 07042
(Address of principal executive offices and zip code)

(973) 744-1565
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 31, 2016, FluoroPharma Medical, Inc. (the “Company”) consummated an additional closing pursuant to the Note Purchase Agreement dated as of March 23, 2016 (the Purchase Agreement”), entered into with certain accredited investors identified therein for the issuance and sale in a private placement (the “2016 Private Placement”) of convertible promissory notes (the “Notes”), convertible into shares of common stock. The Company issued a Note in the principal amount of $100,000 in connection with this additional closing.

For a more complete description of the terms of the 2016 Private Placement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2016.

On November 1, 2016 the Company received an upfront milestone payment totaling $225,000 pursuant to two exclusive license agreements (the “Licenses”) with Sinotau USA, Inc., a wholly-owned subsidiary of Hainan Sinotau Pharmaceutical Co., Ltd. (“Sinotau”), a pharmaceutical organization, entered into on June 3, 2016. Sinotau is responsible for developing and commercializing the Company’s proprietary cardiac PET imaging assets, CardioPET and BFPET, in China and Canada.

For a more complete description of the terms of the Licenses, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016.

On November 2, 2016 the Company repaid a promissory note and accumulated interest in the aggregate amount of $100,472.

On July 22, 2014, FluoroPharma Medical, Inc. (the “Company”) commenced subscriptions pursuant to a Note Purchase Agreement (the “2014 Purchase Agreement”) entered into with certain accredited investors identified therein for the issuance and sale in a private placement (the “2014 Private Placement”) of an aggregate principal amount of approximately $2,000,000 represented by one-year promissory notes (the “2014 Notes”). In May 2015, the 2014 Notes were amended to (i) extend the maturity date an additional six months, and (ii) change the automatic conversion feature to provide for an increase in the principal amount of the 2014 Notes to be converted from 115% to 125%. In January 2016, the 2014 Notes were amended further to (i) extend the maturity date an additional six months, and (ii) adjust the interest rate of the 2014 Notes up to 12%, applied retroactively from the initial issuance date of the 2014 Notes. On July 22, 2016, the Company entered into a further amendment to the 2014 Notes to extend the maturity date of the Notes for an additional ninety days. On November 2, 2016, the Company obtained majority approval to further amend the 2014 Notes to extend the maturity date of the Notes for additional ninety days, with an effective date of October 22, 2016.

The foregoing description of the 2014 Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Form of Purchase Agreement dated July 22, 2014 filed as Exhibit 10.1 hereto; (ii) Form of 2014 Note dated July 22, 2014 issued in the Private Placement filed as Exhibit 4.1 hereto, and (iii) Form of Amendment No. 3 to the 2014 Notes dated July 22, 2016 filed as Exhibit 4.2 hereto. For a more complete description of the initial terms of the 2014 Private Placement, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2014.

Item 2.03.  Creation of a Direct Financial Obligation.

The disclosure set forth under Item 1.01 above is hereby incorporated in its entirety under this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, the Company consummated the 2016 Private Placement and the 2014 Private Placement.  The issuance of securities in each private placement was exempt from registration pursuant to Section 4(2) of, and Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01 Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1*	Form of Note (2016).

4.2**	Form of Note (2014).

10.1*	Form of Note Purchase Agreement (2016).

10.2**	Form of Note Purchase Agreement (2014).

10.3***	License Agreement dated as of June 3, 2016 between the Company and Sinotau USA, Inc. (CardioPET license)

10.4***	License Agreement dated as of June 3, 2016 between the Company and Sinotau USA, Inc. (BFPET License)

*Incorporated by reference to the Company’s Current Report on Form 8-K filed with the
Securities and Exchange Commission on March 23, 2016.

** Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2014.

*** Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 4, 2016
FLUOROPHARMA MEDICAL, INC.
By: /s/ Thomas H. Tulip Name: Thomas H. Tulip Title: CEO and President

EXHIBIT INDEX
(d)  Exhibits.

Exhibit No.	Description
4.1*	Form of Note (2016).

4.2**	Form of Note (2014).

10.1*	Form of Note Purchase Agreement (2016).

10.2**	Form of Note Purchase Agreement (2014).

10.3***	License Agreement dated as of June 3, 2016 between the Company and Sinotau USA, Inc. (CardioPET license)

10.4***	License Agreement dated as of June 3, 2016 between the Company and Sinotau USA, Inc. (BFPET License)

*Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2016.

** Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 25, 2014.

*** Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2016.